UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2007

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 27, 2007 Briggs & Stratton Corporation (“B&S”) and Metal Technologies Holding Company, Inc. (“MTHC”) entered into a Class B Preferred Share Redemption Agreement. The agreement provides for MTHC to pay all dividends in arrears on 45,000 MTHC Class B preferred shares held by B&S through the redemption date, and redeem the shares in exchange for a payment to B&S which shall occur no later than January 31, 2008.

B&S estimates it will receive $66.5 million from MTHC with respect to the Class B preferred shares on the projected redemption date resulting in income of $37.4 million. Only $10.0 million of related dividend income was projected in B&S’s 2008 earnings forecast.

At the time MTHC redeems the preferred shares from B&S, Mr. Todd Teske and Mr. Thomas Savage, who are officers of B&S, will resign as directors of MTHC. In addition, once the stock redemption occurs, modifications to an existing supply agreement between B&S and MTHC’s subsidiaries will take effect on July 1, 2008. The supply agreement, which covers the purchase by B&S of grey iron and ductile iron casting requirements at certain of its facilities, is being extended through June 30, 2013 and being modified in other respects.

B&S expects that it will use the proceeds from the share redemption for general corporate purposes.

ITEM 8.01	OTHER EVENTS

Snow Thrower Engine Recall Expenses

On June 18, 2007, B&S in cooperation with the U.S. Consumer Product Safety Commission voluntarily recalled certain snow thrower engines due to a potential fire hazard. The recall impacted approximately 480,000 snow throwers sold at various snow thrower dealers nationwide from June 2000 through February 2007. Consumers were instructed to stop using the impacted snow throwers and were provided contact information for receiving free repairs.

B&S originally estimated the total cost of the recall to be approximately $5.0 million. Based upon the results to date B&S now believes that the total cost of the recall could be approximately $20 to $25 million. The company previously recognized a total of $7.0 million of these expenses, of which $5.0 million was recognized in fiscal year 2007 and $2.0 million was recognized in the first quarter of fiscal year 2008. B&S anticipates that it will accrue an additional $13.0 to $18.0 million of expenses related to this recall in the second quarter of fiscal year 2008. None of the fiscal year 2008 expenses related to this recall were included in B&S’s 2008 earnings forecast.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: December 6, 2007	By:	/s/ James E. Brenn
James E. Brenn
Senior Vice President and Chief Financial Officer
Duly Authorized Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 6, 2007